Exhibit 5.1(b)

                     SMITH HELMS MULLISS & MOORE, L.L.P.
                            ATTORNEYS AT LAW
                          RALEIGH, NORTH CAROLINA

                            June 18, 1996

Highwoods Properties, Inc.
3100 Smoketree Court
Suite 600
Raleigh, North Carolina 27604

Ladies and Gentlemen:

This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 11,500,000 shares (the "Shares") of commons stock, par value $.01 per share, of Highwoods Properties, Inc., a Maryland corporation (the "Company").

In connection with rendering this opinion, we have examined the Articles of Incorporation and Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material;
a registration statement on Form S-3 under the Securities Act relating to the Shares, File No. 333-3890 (as amended, the "Registration Statement"), and the prospectus and the prospectus supplement contained therein (the "Prospectuses"), and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

We are attorneys admitted to practice in the State of North Carolina. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of North Carolina.

Based upon the foregoing, we are of the opinion that when the Shares have been issued in accordance with the terms of the Prospectuses, the Shares will be legally issued, fully paid and nonassessable shares.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

We also consent hereby to the use of our name under the caption "Legal Matters" in the Prospectuses.

                                       Very truly yours,
                                       SMITH HELMS MULLISS & MOORE, L.L.P.